Exhibit E


WELLS                                                   HOME EQUITY ACCESS
FARGO                                                   LINE OF CREDIT AGREEMENT
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Borrower's name                                         Co-borrower's name

PATRICK WEBER                                           SUSAN R WEBER
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Bank's name                         date                          account number

WELLS FARGO BANK MINNESOTA          07/20/2001                    3005029058
NATIONAL ASSOCIATION
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In this agreement, I, ME and MY refer to each borrower and co-borrower who signs this agreement. YOU and YOUR refer to the Bank named above. This agreement covers my Home Equity Access Line of Credit with you, which is a revolving line of credit.

I understand that the date shown above is the date this agreement is prepared by you. This agreement is effective and is considered made when you approve my credit and accept it after I have properly signed it, subject to any right of rescission under federal law.

HOME EQUITY ACCESS LINE OF CREDIT LOANS
I may obtain a loan from this line of credit in person, by phone, or by using any special draft you have given me. The loan must be at least $0 ("Minimum Loan Amount").

[ ] If this box is checked, this line of credit also provides overdraft protection for my checking account no. _____________( or for another checking account designated in any separate written agreement with you). This means that whenever I overdraw such checking account(s) by writing a check, by using my approved cash card, or by accessing my checking account(s) through some other means which you have agreed, in writing, to honor, or if my checking account(s) become overdrawn for any other reason acceptable to you, you will automatically give me an initial loan of $300 and thereafter as many times $300 as is needed to cover my overdraft ("Automatic Loan Amount").

Overdraft protection loans will be deposited in my checking account. (If the amount available to borrow from this line of credit is less than the Automatic Loan Amount of Minimum Loan Amount shown above, then the Bank may, at its option, advance a loan for less than the Automatic or Minimum Loan Amounts.)

CREDIT LIMIT
My Home Equity Access Line of Credit is a revolving line of credit.

My Credit limit is $100,000. You do not have to give me any loan that would bring my unpaid balance over that limit. If you do make such a loan, any unpaid loan balance in excess of my credit limit ("Overline Amount") will be due with my next payment. I promise to pay you, when due, the unpaid loan balance, together with finance charges and other charges due on this line of credit.

MATURITY DATE
This line of credit will terminate and the unpaid loan balance together with any unpaid finance charges, and other charges will be due and payable in full on 07/20/2031. Until that date, you agree to make the loans described above, subject to the terms of this agreement.

FINANCE CHARGES
A finance charge begins to accrue on the day each loan is made. You will charge me a FINANCE CHARGE on my unpaid loan balance at the end of each day at the daily periodic rate listed below:

[ ] The daily periodic rate is _________%. This corresponds to an ANNUAL PERCENTAGE RATE of _________%.

[x] The daily periodic rate is a variable rate. It is equal to 1/365 of an annual rate of 0.00% plus the "Index Rate." The daily periodic rate may increase if THE HIGHEST PRIME RATE PUBLISHED IN THE WALL STREET JOURNAL "MONEY RATES" TABLE

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(the "Index Rate") increases. My Initial Index Rate will be equal to the Index
Rate in effect on the last day of the month prior to the month in which you receive and accept this agreement.

The daily periodic rate in effect on the date shown at the top of this agreement is .18493% which corresponds to an ANNUAL PERCENTAGE RATE of 6.75%. The ANNUAL PERCENTAGE RATE will never be more than 18.00%.

The daily periodic rate will be adjusted on the first day of every month, using the Index Rate in effect at the end of the last day of the prior month as published. Any increase will cause me to make larger monthly payments and/or a larger payment on the Maturity Date.

My finance charge for each monthly billing cycle is figured by multiplying my unpaid loan balance at the end of each day in the current billing cycle by the applicable daily periodic rate and then adding the results together. My unpaid loan balance at the end of each day will reflect loans, payments and credits made that day. The Annual Percentage Rate does not include costs other than interest, such as the $16.00 flood certification fee.

I agree to pay a processing fee of $ _____ at the time I sign this agreement.

MONTHLY PAYMENTS
To repay my loans, you will each month:

[x] provide me with a bill stating the total payment due. The total payment due includes my regular minimum monthly payment together with any past due regular minimum monthly payment(s) and all other charges then due on my line of credit.

[ ] automatically charge my deposit account number ____________ for the regular minimum monthly payment(s) due plus any annual fee due. If this account does not have enough money in it to make this automatic payment, you may, but not required to, make me a loan from this line of credit (in the automatic loan amount) to make the payment. (Any other charges due must be paid separately. You may charge this account for these other charges if they are not paid.)

[ ]automatically charge my account with another institution (under the terms of a separate written (ACH) transfer authorization) for the regular minimum monthly payment(s) due plus any annual fee due. (Any other charges due must be paid separately.)

My regular minimum monthly payment will be calculated on the day my monthly statement is prepared and will be due on the date shown in that statement (which will be approximately 15 days after the day the statement is prepared.)

Each regular minimum monthly payment will be the following amount (plus any Overline Amount):

[ ] a fixed amount of $________

[ ] a payment that is equal to the greater of $ _____ or _____% of my unpaid loan balance.

These two options may not fully repay the balance owing on this line of credit before the Maturity Date.

[x] a payment that is equal to the finance charge (and credit Insurance premiums, if any) owing. This option will not fully repay the balance owing on this line of credit before the Maturity Date.

FINAL PAYMENT
I will be required to pay the unpaid loan balance, together with finance charges and other charges, outstanding on the Maturity Date in a "balloon" payment.

OTHER CHARGES
I agree to pay the following other charges, which are described in greater detail on page 3 of this agreement:

Over-the-credit-limit fee                                 $ 0.00
                                                          ------
Annual fee                                                $ 0.00
                                                          ------
Return payment fee                                        $ 0.00
                                                          ------
Stop payment fee                                          $ 0.00
                                                          ------
Amounts paid to others on my behalf.
- to public officials                                     $ 0.00
                                                          ------
- to insurance companies                                  $ 0.00
                                                          ------
- to _____________                                        $ 0.00
                                                          ------
- to _____________                                        $ 0.00
                                                          ------
- to _____________                                        $ 0.00
                                                          ------

I also agree to pay a late fee if any regular minimum monthly payment is not paid in full within ____ days of its scheduled due date. The late fee will be equal to:

[ ] $___________

[ ] ____________% of the unpaid amount of the scheduled regular minimum monthly payment.

[ ] the _________ of $ ______ or ________% of the unpaid amount of the scheduled regular minimum monthly payment

[x] No late fee will be assessed.

SECURITY INTEREST
To protect you if I am in default, the loans on this line of credit are secured by a real estate mortgage or deed of trust which is dated 07/20/2001 on the following property:

680 CEDAR VIEW CT
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SHOREVIEW MN 55126 1942
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Collateral securing other loans with you may also secure these loans.

Bank use only:
00050 24151 07/17/2001 07:06

PROPERTY AND FLOOD INSURANCE
Property insurance on property I give as security:

[x] is [ ] is not required. If required I may buy it through any insurance agent or company of my choice.

FLOOD INSURANCE. Flood insurance on property I give as security [ ] is [x] is not required at this time. However, it may be required in the future. If required at any time during the term of this loan, I may buy it through any insurance agent or company of my choice.

If my property I give as security is now located or later becomes located in a flood hazard area designated by the Federal Emergency Management Agency, I must obtain and maintain flood insurance coverage until this line of credit is terminated.

CREDIT INSURANCE
I am not required to buy credit insurance. If I choose to buy this insurance from you, it will repay my loans if I die, subject to the terms of the insurance certificate. The daily rate for this Insurance and the corresponding cost per $100 of my average daily balance each month are shown below:

                  Single Credit Life Insurance       Joint Credit Life Insurance

Daily Rate                  .002005%                          .003353%
                       ------------------                ------------------

Cost per $100                 06.1c                             10.2c
                       ------------------                ------------------

I want to purchase the following credit insurance:
[ ] Single Life Insurance
[ ] Joint Life Insurance
[x] No Insurance
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Borrower's signature                                                  Birthdate

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Co-borrower's signature                                               Birthdate

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You may change the terms of this agreement in accordance with the Change in
Terms provisions on page four of this agreement.

SIGNATURES OF BORROWER AND CO-BORROWER
I received and read a completed copy of this agreement before signing it. I understand and agree to all its terms, including those on pages 3 and 4. I also understand that page four of this agreement contains additional terms and important information regarding my rights to dispute billing errors.
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Borrower's signature                                                  Date

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Co-borrower's signature                                               Date


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
    LOAN NUMBER                 LOAN NAME               ACCT. NUMBER                NOTE DATE                  INITIALS
       33722               EDWARD J. DRENTTEL            0000077348                 08/02/01                      MAB
    NOTE AMOUNT             INDEX (W/MARGIN)                RATE                  MATURITY DATE              LOAN PURPOSE
    $50,000.00          Wall Street Journal Prime          6.750%                   08/02/02                  Commercial

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                                 PROMISSORY NOTE
                  (Commercial - Single Advance - Variable Rate)
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DATE AND PARTIES. The date of this Promissory Note (Note) is August 2, 2001. The parties and their addresses are:

LENDER:
     RICHFIELD BANK & TRUST CO.
     P.O. BOX 23148
     RICHFIELD, Minnesota 55423-3148
     Telephone: (612) 798-3400

BORROWER:
     EDWARD J. DRENTTEL
     4291 WESTCHESTER CIRCLE
     EAGAN, Minnesota 55123-3048

1.   DEFINITIONS. As used in this Note, the terms have the following meanings:

     A. PRONOUNS. The pronouns "I," "me," and "my" refer to each Borrower signing this Note, individually and together with their heirs, successors and assigns, and each other person or legal entity (Including guarantors, endorsers, and sureties) who agrees to pay this Note. "You" and "Your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan.

     B. NOTE. Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

     C. LOAN. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.

     D. PROPERTY. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

     E. PERCENT. Rates and rate change limitations are expressed as annualized percentages.

2. PROMISE TO PAY. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, the principal sum of $50,000.00 (Principal) plus interest from August 2, 2001 on the unpaid Principal balance until this Note matures or this obligation is accelerated.

3. INTEREST. Interest will accrue on the unpaid Principal balance of the Note at the rate of 6.750 percent (Interest Rate) until August 3, 2001, after which time it may change as described in the Variable Rate subsection.

     A. INTEREST AFTER DEFAULT. If you declare a default under the terms of the loan, including for failure to pay in full at maturity, you may increase the Interest Rate otherwise payable as described in the section. In such event, interest will accrue at the request of the Bank at any time when the Borrower is in default all loans shall bear interest at 2.0% above the rate otherwise applicable thereto. Overdue principal, interest, fees and other amounts shall (to the extent permitted by applicable law) bear interest at 2.0% above the rate applicable to Base Rate loans. The Default Rate shall be effective the date of Default. Such increase in Interest rate to remain in effect until the default is cured to the Lender's satisfaction...

     B. MAXIMUM INTEREST AMOUNT. Any amount assessed or collected as interest under the terms of this Note or obligation will be limited to the Maximum Lawful Amount of interest allowed by state or federal law. Amounts collected in excess of the Maximum Lawful Amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.

     C. STATUTORY AUTHORITY. The amount assessed or collected on this Note is authorized by the Minnesota usury laws under Minn. Stat.ss.47.59

     D. ACCRUAL. During the scheduled term of this Loan interest accrues using an Actual/360 days counting method.

     E. VARIABLE RATE. The Interest Rate may change during the term of this transaction

          (1) Index. Beginning with the first Change Date, the Interest Rate will be based on the following index: the highest prime rate as published from time to time in the Money Rates Table of the Wall Street Journal.

               The Current Index is the most recent index figure available on each Change Date. You do not guaranty by selecting this Index, or the margin, that the Interest Rate on this Note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers. If this Index is no longer available, you will substitute a similar index. You will give me notice of your choice.

          (2) Change Date. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change August 3, 2001 and daily thereafter.

          (3) Calculation Of Change. On each Change Date, you will calculate the Interest Rate, which will be the Current Index. The result of this calculation will be rounded to the nearest .125 percent. Subject to any limitations, this will be the Interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges on this Note will never exceed the highest rate or charge allowed by law for this Note.

          (4) Effect Of Variable Rate. A change in the Interest Rate will have the following effect on the payments: The amount of scheduled interest payments and the amount of the final payment will change.

4. REMEDIAL CHARGES. In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment. Additional remedial charges may be described elsewhere in this Note.

     A.   LATE CHARGE. If a payment is more than 10 days late, I will be charged
          5.000 percent of the Unpaid Portion of Payment or $5.72, whichever is greater. I will pay this late charge promptly but only once for each late payment. This amount may then increase so as to always be the highest amount allowed by law under Minnesota Statutes ss.47.59.

     B. RETURNED CHECK CHARGE. I agree to pay a service charge for each returned check, negotiable order of withdrawal, draft or automatic payment request. The amount of the service charge will generally be $20.00.

5. PAYMENT. I agree to pay this Note in installments of accrued interest beginning September 2, 2001, and then on the 2nd day of each month thereafter. I agree to pay the entire unpaid Principal and any accrued but unpaid interest on August 2, 2002.

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EDWARD J. DRENTTEL
Minnesota Promissory Note                                           Initials____
MN/4XXRFYTEN00505900003326017080201N                                      Page 1

Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

Each payment I make on this Note will be applied first to interest that is due then to principal that is due, and finally to any charges that I owe other than principal and interest. If you and I agree to a different application of payments, we will describe our agreement on this Note. The actual amount of my final payment will depend on my payment record.

6. PREPAYMENT. I may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

7.   LOAN PURPOSE. The purpose of this Loan is BUSINESS INVESTMENTS.

8. ADDITIONAL TERMS. I WILL PROVIDE THE ANNUAL PERSONAL FINANCIAL STATEMENT WITHIN 60 DAYS OF YEAR END AND THE ANNUAL PERSONAL TAX RETURN OF THE BORROWER DUE BY 5/15 OF EACH YEAR.

9.   SECURITY. This Loan is not secured.

10.  DEFAULT. I will be in default if any of the following occur:

     A.   PAYMENTS. I fail to make a payment in full when due.
     B. INSOLVENCY. I make an assignment for the benefit of creditors or become insolvent, either because my liabilities exceed my assets or I am unable to pay my debts as they become due.
     C.   DEATH OR INCOMPETENCY. I die or am declared legally incompetent.
     D. FAILURE TO PERFORM. I fail to perform any condition or to keep any promise or covenant of this Note.
     E. OTHER DOCUMENTS. A default occurs under the terms of any other transaction document.
     F. OTHER AGREEMENTS. I am in default on any other debt or agreement I have with you.
     G. MISREPRESENTATION. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.
     H.   JUDGMENT. I fail to satisfy or appeal any judgment against me.
     I. FORFEITURE. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.
     J. NAME CHANGE. I change my name or assume an additional name without notifying you before making such a change.
     K. PROPERTY TRANSFER. I transfer all or a substantial part of my money or property.
     L.   PROPERTY VALUE. The value of the Property declines or is impaired.
     M.   INSECURITY. You reasonably believe that you are insecure.

11. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice or dishonor.

     A. ADDITIONAL WAIVERS BY BORROWER. In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

          (1) You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.
          (2) You may release any Borrower, endorser, guarantor, surety, recommendation maker or any other co-signer.
          (3) You may release, substitute or impair any Property securing this Note.
          (4) You, or any Institution participating in this Note, may invoke you ????
          (5) You may enter into any sales, repurchase or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.
          (6) I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.

     B. NO WAIVER BY LENDER. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or other Loan documents, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

     12. REMEDIES. After I default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following:

     A. ACCELERATION. You may make all or any part of the amount owing by the terms of this Note immediately due.

     B. SOURCES. You may use any and all remedies you have under state or federal law or in any instrument securing this Note.

     C. INSURANCE BENEFITS. You may make a claim for any and all insurance benefits or refunds that may be available on my default.

     D. PAYMENTS MADE ON MY BEHALF. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of this Note, and accrue interest at the highest post-maturity interest rate.

     E.   ATTACHMENT. You may attach or garnish my wages or earnings.

     F. SET-OFF. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Note against any right I have to receive money from you.

          My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. "Any amount due and payable under the terms of this Note" means the total amount to which you are entitled to demand payment under the terms of this Note at the time you set-off.

          Subject to any other written contract. If my right to receive money from you is also owned by someone who has not agreed to pay this Note, your right of set-off will apply to my interest in obligation and to any other amounts I could withdraw on my sole request or endorsement.

          Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

          Your will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

     G. WAIVER. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

13. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Note. Expenses include, but are not limited to, attorneys' fees, court costs and other legal expenses. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest in effect as provided in the terms of this Note. All fees and expenses will be secured by the Property I have granted to you, if any. To the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees you incur to collect this Debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

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EDWARD J. DRENTTEL
Minnesota Promissory Note                                           Initials____
MN/4XXRFYTEN00505900003326017080201N                                      Page 2

14. WARRANTIES AND REPRESENTATIONS. I have the right and authority to enter into this Note. The execution and delivery of this Note will not violate any agreement governing me or to which I am a party.

15. APPLICABLE LAW. This Note is governed by the laws of Minnesota, the United States of America and to the extent required, by the law of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Minnesota, unless otherwise required by law.

16. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on this Loan, or any number of us together, to collect this Loan. Extending this Loan or new obligations under this Loan, will not affect my duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the successors and assigns of you and me.

17. AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing and executed by you and me. This Note is the complete and final expression of the agreement. If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

18. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

19. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certificates that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

20. CREDIT INFORMATION. I agree that from time to time you may obtain credit information about me from others, including other lenders and credit reporting agencies, and report to others (such as a credit reporting agency) your credit experience with me. I agree that you will not be liable for any claim arising from the use of information provided to you by others or for providing such information to others.

21. AGREEMENT TO ARBITRATE. You or I may submit to arbitration any dispute, claim or other matter in question between or among you or me that arises out of or relates to this Transaction (Dispute), except as otherwise indicated in this section or as you and I agree to in writing. For purposes of this section, this Transaction includes this Note and any other documents, instruments and proposed loans of extensions of credit that relate to this Note. You may also enforce the debt secured by this real property and underlying the Dispute before, during or after any arbitration.

     You and I must consent to arbitrate any Dispute concerning a debt secured by real estate at the time of the proposed arbitration. You may foreclose or exercise any powers of sale against real property securing a debt underlying any Dispute before, during or after any arbitration. You may also enforce the debt secured by this real property and underlying the Dispute before, during or after any arbitration.

     You or I may seek provisional remedies at any time for a court having jurisdiction to preserve the rights of or to prevent irreparable injury to you or me. Foreclosing or exercising a power of sale, beginning and continuing a judicial action or pursuing self-help remedies will constitute a waiver of the right to compel arbitration.

     The arbitrator will determine whether a Dispute is arbitrable. A single arbitrator will resolve any Dispute, whether individual or joint in nature, or whether based on contract, tort, or any other matter at law or in equity. The arbitrator may consolidate any Dispute with any related disputes, claims or other matters in question not arising out of this transaction. Any court having jurisdiction may enter a judgement or decree on the arbitrator's award. The judgement or decree will be enforced as any other judgement or decree.

     You and I acknowledge that the agreements, transactions or the relationships which result from the agreements or transactions between and among you and me involve interstate commence. The United States Arbitration Act will govern the interpretation and enforcement of this section.

     The American Arbitration Association's Commercial Arbitration Rules, in effect on the date of this Note, will govern the selection of the arbitrator and the arbitration process, unless otherwise agreed to in this Note or another writing.

22. WAIVER TO TRIAL FOR ARBITRATION. YOU AND I UNDERSTAND THAT THE PARTIES HAVE THE RIGHT OR OPPORTUNITY TO LITIGATE ANY DISPUTE THROUGH A TRIAL BY JUDGE OR JURY, BUT THAT THE PARTIES PREFER TO RESOLVE DISPUTES THROUGH ARBITRATION INSTEAD OF LITIGATION. IF ANY DISPUTE IS ARBITRATED, YOU AND I VOLUNTARILY AND KNOWINGLY WAIVE THE RIGHT TO HAVE A TRIAL BY JURY OR JUDGE DURING THE ARBITRATION.

23. SIGNATURES. By signing, I agree to the terms contained in this Note. I also acknowledge receipt of a copy of this Note.

     BORROWER:

     ---------------------------------
     EDWARD J. DRENTTEL


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EDWARD J. DRENTTEL
Minnesota Promissory Note                                           Initials____
MN/4XXRFYTEN00505900003326017080201N                                      Page 3